Exhibit 1.2

                                                                EXECUTION COPY



                          TRANS-WORLD INSURANCE COMPANY
                                CLASSNOTES, INC.

                       LIBOR Rate Rate Asset Backed Notes

                                 TERMS AGREEMENT



                                                   Dated: December 19, 1997


To:  TRANS-WORLD INSURANCE COMPANY
         CLASSNOTES, INC.

Re:  Underwriting Agreement dated December 19, 1997

Issuer:  ClassNotes Trust 1997-I

Series Designation:  Series 1997-2

TERMS OF THE NOTES:

                                                   ORIGINAL
              FINAL MATURITY      PRINCIPAL        INTEREST     PRICE TO
CLASS         DATE                AMOUNT           RATE         UNDERWRITERS
-----         --------------      ---------        --------     ------------
A-4           January 1, 2004     $150,000,000     LIBOR plus   99.75%
                                                   0.17%


PRINCIPAL AMOUNTS TO BE PURCHASED BY EACH UNDERWRITER:

Salomon Brothers Inc                                $99,000,000
First Union Capital Markets Corp.                   $51,000,000


COLLATERAL:       The Student Loans to be included in the Collateral
                  are as described in Schedule A to the Sale and Servicing
                  Agreement.

CREDIT SUPPORT:   Note Surety Bond issued by Ambac Assurance Corporation.

INITIAL NOTE
DISTRIBUTION      January 15, 1998
DATES:

NOTE RATING:      "AAA" by Standard & Poor's Ratings Services, a division
                  of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's
                  Investors Service, Inc.

FORM OF NOTES:    Book entry

CLOSING DATE:     December 24, 1997

Information Provided by the Underwriters in the Prospectus Supplement: The statements set forth under the heading "Underwriting".

Additional Terms, if any, Not in Master Indenture:

SALOMON BROTHERS INC


By:/s/ John Hupalo
   Name:  John Hupalo
   Title: Director


FIRST UNION CAPITAL MARKETS CORP.

By:/s/ Joseph Parish
   Name:  Joseph Parish
   Title:

TRANS-WORLD INSURANCE COMPANY


By:/s/ Michael Benoff
   Name:  Michael Benoff
   Title: Senior Vice President

CLASSNOTES, INC.


By:/s/ Michael Benoff
   Name:  Michael Benoff
   Title: Senior Vice President

CLASSNOTES TRUST 1997-I

By: The York Bank and Trust
     Company, as Eligible Lender Trustee


By:/s/ Richard Bass
    Name:  Richard Bass
    Title: Vice President


THE MONEY STORE INC.


By:/s/ Michael Benoff
    Name:  Michael Benoff
    Title: Executive Vice President